UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2007
AMERICAN OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-31900	88-0451554

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1050 17th Street, Suite 2400 Denver, CO 80265
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (303) 991-0173
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 11, 2007, American Oil & Gas Inc. (the “Company”) entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with A.G. Edwards & Sons, Inc. (“A.G. Edwards”), as lead placement agent, and C.K. Cooper & Company (“C.K. Cooper” and together with A.G. Edwards, the “Placement Agents”) as co-placement agent, relating to the issuance and sale by the Company of up to 6,001,390 shares of common stock of the Company, par value $0.001 per share (“Common Stock”) to the signatories to the Subscription Agreements (as defined below) at a price of $4.75 per share. A copy of the Placement Agency Agreement is attached hereto as Exhibit 1.1 to this report and is incorporated herein by reference.
In connection with the offering, the Company entered into subscription agreements, dated April 11, 2007 (the “Subscription Agreements”), between the Company and the investor signatories thereto. The form of Subscription Agreement is attached hereto as Exhibit 10.1 to this report and is incorporated herein by reference.
A.G. Edwards and C.K. Cooper acted as placement agent for the offering and will receive placement fees equal to 5.7% of the gross proceeds of the offering. 3.8% of such gross proceeds shall be paid to A.G. Edwards and 1.9% of such gross proceeds shall be paid to C.K. Cooper.
In connection with the offering, the Company also has agreed to pay Sanders Morris Harris Group Inc. a financial advisory fee equal to 0.3% of the gross proceeds of the offering.
The Company is making the issuance and sale pursuant to a shelf registration statement on Form S-3, as amended (Registration No. 333-120987), declared effective by the Securities and Exchange Commission on December 12, 2006.
Item 8.01. Other Events.
On April 12, 2007, the Company issued a press release with respect to the pricing of its offer and sale of Common Stock. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.

Exhibit 1.1	Placement Agency Agreement
Exhibit 10.1	Form of Subscription Agreement
Exhibit 99.1	Press Release dated April 12, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2007	AMERICAN OIL & GAS, INC.
	By:	/s/ Andrew P. Calerich
Andrew P. Calerich, President

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 1.1	Placement Agency Agreement
Exhibit 10.1	Form of Subscription Agreement
Exhibit 99.1	Press Release dated April 12, 2007.

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